UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

INFINITY RESOURCES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 North Scottsdale Road, Suite 140 Scottsdale, Arizona	85257
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 889-2650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2013, our wholly owned subsidiary, Earth911, Inc., a Delaware corporation (“Earth911”), entered into an Option Agreement (the “Option Agreement”) with Quest Resources Group, LLC, a Delaware limited liability company (“Seller”), pursuant to which Earth911 acquired an option (the “Option”) to purchase all of the issued and outstanding membership interests of Quest Resources Management Group, LLC, a Delaware limited liability Company, held by Seller, comprising 50% of the membership interests of Quest, as previously reported on Form 8-K filed with the Securities and Exchange Commission on January 22, 2013. On April 29, 2013, Earth911 and Seller entered into an Amendment No. 1 to Option Agreement (the “Amendment”), pursuant to which the Option Agreement was amended to extend the termination date from April 30, 2013 to May 15, 2013.

A copy of the Amendment is attached hereto as Exhibit 2.6 and is incorporated by reference into this Item 1.01. The foregoing description of the Amendment is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Amendment, and is subject to and qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

2.6	Amendment No. 1 to Option Agreement, dated as of April 29, 2013, by and between Earth911, Inc. and Quest Resources Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	INFINITY RESOURCES HOLDINGS CORP.

	By:	/s/ Barry M. Monheit
Barry M. Monheit
President and Chief Executive Officer

EXHIBIT INDEX

2.6	Amendment No. 1 to Option Agreement, dated as of April 29, 2013, by and between Earth911, Inc. and Quest Resources Group, LLC